Q-1

AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION

	AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION (the "Agreement") dated this 28th day of November, 2008, by and between the B.B. Micro-Cap Growth Fund (formerly the Bjurman, Barry Micro-Cap Growth Fund), a series of The B.B. Funds (formerly The Bjurman, Barry Funds) (the "Acquired Fund"), a Delaware statutory trust, and the GAMCO Westwood Mighty MitesSM Fund, a series of the GAMCO Westwood Funds (the "Acquiring Fund"), a Massachusetts business trust. Teton Advisors, Inc. ("Teton"), a Delaware corporation, is a party to this Agreement with respect to Section 14(b) hereof only.

                        W I T N E S S E T H:


	WHEREAS, the parties are each open-end investment management companies; and

	WHEREAS, the parties hereto desire to provide for the acquisition by the Acquiring Fund of all of the assets and known and disclosed liabilities of the Acquired Fund solely in exchange for the Class AAA shares of beneficial interest (par value $.001) ("Class AAA Shares") of the Acquiring Fund, which Class AAA Shares of the Acquiring Fund will thereafter be distributed by the Acquired Fund pro rata to its shareholders in complete liquidation and complete cancellation of its shares;

	NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

      1.	The parties hereto hereby adopt this Agreement,
pursuant to section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") as follows: the reorganization will be comprised of the acquisition by the Acquiring Fund of all of the properties, assets and known and disclosed liabilities of the Acquired Fund, which will be retained by the Acquiring Fund for the benefit of its shareholders, solely in exchange for Class AAA Shares of the Acquiring Fund, followed by the distribution of such Acquiring Fund Class AAA Shares to the shareholders of the Acquired Fund in exchange for their shares of the Acquired Fund, and the liquidation and dissolution of the Acquired Fund all upon and subject to the terms of the Agreement hereinafter set forth.

            The share transfer books of the Acquired Fund will be permanently closed on the Valuation Date (as hereinafter defined) and only redemption requests made by shareholders of the Acquired Fund pursuant to Section 22(e) of the Investment Company Act of 1940 (the "Act") received in proper form on or prior to the close of business on the Valuation Date shall be fulfilled by the Acquired Fund; redemption requests received by the Acquired Fund after that date shall be treated as requests for the redemption of the Class AAA Shares of the Acquiring Fund to be distributed to the shareholder in question as provided in
Section 5.

       2.	On the Closing Date (as hereinafter defined), all
of the assets and known and disclosed liabilities of the Acquired Fund on that date shall be delivered to the Acquiring Fund; and the number of Class AAA Shares of the Acquiring Fund having an aggregate net asset value equal to the value of the net assets of the Acquired Fund will be transferred and delivered to the Acquired Fund.

       3.	The net asset value of Class AAA Shares of the
Acquiring Fund and the value of the net assets of the Acquired Fund to be transferred shall in each case be determined as of the close of business of the New York Stock Exchange on the Valuation Date. The computation of the net asset value of the Class AAA Shares of the Acquiring Fund and the shares of the Acquired Fund shall be done in the manner used by the Acquiring Fund and the Acquired Fund, respectively, in the computation of such net asset value per share as set forth in their respective prospectuses. The methods used by the Acquiring Fund in such computation shall be applied to the valuation of the assets of the Acquired Fund to be transferred to the Acquiring Fund.

            The Acquired Fund shall declare and pay, immediately prior to the Valuation Date, a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Acquired Fund's shareholders all of the Acquired Fund's investment company taxable income as defined in
Section 852(b) of the Code for taxable years ending on or prior to the Closing Date (computed without regard to any deduction for dividends paid) and all of its net capital gain, if any, realized in taxable years ending on or prior to the Closing Date (after reduction for any capital loss carryforward) (the "RIC dividend").

       4.	The closing shall be at the office of Teton at
One Corporate Center, Rye, New York 10580, at 10:00 a.m., Eastern Time on April 24, 2009, or at such other time, date or place as the parties may designate or as provided below (the "Closing Date"). The business day preceding the Closing Date is herein referred to as the "Valuation Date."

            In the event that on the Valuation Date either party has, pursuant to the Act or any rule, regulation or order thereunder, suspended the redemption of its shares or postponed payment therefor, the Closing Date shall be postponed until the first business day after the date when both parties have ceased such suspension or postponement; provided, however, that if such suspension shall continue for a period of 60 days beyond the Valuation Date, then the other party to this Agreement shall be permitted to terminate this Agreement without liability to either party for such termination.

       5.	As soon as practicable after the Closing Date,
the Acquired Fund shall distribute on a pro rata basis to those persons who were shareholders of the Acquired Fund as of the close of business on the Valuation Date the Class AAA Shares of the Acquiring Fund received by the Acquired Fund pursuant to the Agreement in liquidation and cancellation of the outstanding shares of the Acquired Fund. For the purpose of the distribution by the Acquired Fund of such Class AAA Shares of the Acquiring Fund to its shareholders, the Acquiring Fund will promptly cause its transfer agent to: (a) credit an appropriate number of Class AAA Shares of the Acquiring Fund, on the books of the Acquiring Fund, to each shareholder of the Acquired Fund, in accordance with a list (the "Shareholder List") of its shareholders received from the Acquired Fund; and (b) confirm an appropriate number of Class AAA Shares of the Acquiring Fund to each shareholder of the Acquired Fund. No certificates for Class AAA Shares of the Acquiring Fund will be issued in connection with the reorganization contemplated hereby.

            The Shareholder List shall indicate, as of the close of business on the Valuation Date, the name and address of each shareholder of the Acquired Fund, indicating his or her share balance. The Acquired Fund agrees to supply the Shareholder List to the Acquiring Fund not later than the Closing Date.

      6.	As soon as practicable, and in any event within
one year after the closing, the Acquired Fund shall (a) effect its dissolution with the proper state authorities, terminate its registration under the Act and file a final annual report on Form N-SAR with the Securities and Exchange Commission under that Act; and (b) either pay or make provision for payment of all of its liabilities not transferred to the Acquiring Fund, if any, and taxes, if any.

      7.	Subsequent to the date of approval by
shareholders of the Acquired Fund of the transactions contemplated by this Agreement and prior to the Closing Date, there shall be coordination between the parties as to their respective portfolios so that, after the closing, the Acquiring Fund will be in compliance with all of its investment policies and restrictions. At the time of delivery of portfolio securities for examination as provided in Section 8, the Acquired Fund shall deliver to the Acquiring Fund two copies of a list setting forth the securities then owned by the Acquired Fund and the respective adjusted federal income tax basis thereof, including any additional information relevant to the characterization of such securities or distributions thereon in the hands of the Acquiring Fund.

      8.	Portfolio securities or written evidence
acceptable to the Acquiring Fund of record ownership thereof by The Depository Trust Company or through the Federal Reserve Book Entry System or any other depository approved by the Acquired Fund pursuant to Rule 17f-4 under the Act shall be presented by the Acquired Fund to the Acquiring Fund or, at its request, to its custodian, for examination no later than five business days preceding the Closing Date, and shall be delivered, or transferred by appropriate transfer or assignment documents, by the Acquired Fund on the Closing Date to the Acquiring Fund, duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers and shall be accompanied by all necessary state transfer stamps, if any, or a check for the appropriate purchase price thereof. The cash delivered, if any, shall be in the form of certified or bank cashiers checks or by bank wire payable to the order of the Acquiring Fund. The number of Class AAA Shares (to the nearest whole share) of the Acquiring Fund being delivered against the securities and cash of the Acquired Fund, registered in the name of the Acquired Fund, shall be delivered to the Acquired Fund on the Closing Date. Such Class AAA Shares shall thereupon be assigned by the Acquired Fund to its shareholders so that the Class AAA Shares of the Acquiring Fund may be distributed as provided in Section 5.

            If, at the Closing Date, the Acquired Fund is unable to make delivery under this Section 8 to the Acquiring Fund of any of its portfolio securities or cash for the reason that any of such securities purchased by the Acquired Fund, or the cash proceeds of a sale of portfolio securities, prior to the Closing Date have not yet been delivered to it or the Acquired Fund's custodian, then the delivery requirements of this Section 8 with respect to said undelivered securities or cash will be waived and the Acquired Fund will deliver to the Acquiring Fund by or on the Closing Date and with respect to said undelivered securities or cash executed copies of an agreement or agreements of assignment in a form reasonably satisfactory to the Acquiring Fund, together with such other documents, including a due bill or due bills and brokers' confirmation slips as may reasonably be required by the Acquiring Fund.

      9.	The Acquired Fund will use its best efforts to
discharge all known liabilities, so far as may be possible, prior to the Closing Date. The Acquiring Fund shall assume only those liabilities, expenses, costs, charges and reserves reflected on a Statement of Assets and Liabilities of the Acquired Fund, prepared on behalf of the Acquired Fund, as of the Valuation Date, in accordance with generally accepted accounting principles consistently applied from the prior audit period. The Acquiring Fund shall also assume any known or disclosed liabilities incurred by or on behalf of the Acquired Fund specifically arising from or relating to the operations and/or transactions of the Acquired Fund prior to and including the Valuation Date which are not reflected on the Statement of Assets and Liability of the Acquired Fund described herein.

      10.	The obligations of the Acquiring Fund hereunder
shall be subject to the following conditions:

            A.	The Board of Trustees of the Acquired Fund shall
have authorized the execution of this Agreement and the shareholders of the Acquired Fund shall have approved the transactions contemplated herein, and the Acquired Fund shall have furnished to the Acquiring Fund copies of resolutions to that effect; such shareholder approval shall have been by the vote of the holders of a majority of the outstanding voting securities of the Acquired Fund entitled to vote at a meeting for which proxies have been solicited by the combined proxy statement and prospectus, as amended, which shall include any prospectus and/or report to shareholders of the Acquiring Fund that is included with the materials mailed to shareholders of the Acquired Fund (the "Combined Proxy Statement/Prospectus").

            B.	The Acquiring Fund shall have received an opinion
from Paul, Hastings, Janofsky & Walker LLP, dated the Closing Date, to the effect that (i) the Acquired Fund is a validly existing Delaware statutory trust under the laws of Delaware with full trust powers to carry on its business as then being conducted and to enter into and perform this Agreement; and
(ii) all trust action necessary to make this Agreement, according to its terms, valid, binding and enforceable on the Acquired Fund and to authorize effectively the transactions contemplated by this Agreement have been taken by the Acquired Fund. Such counsel shall be entitled to rely on the opinion of special Delaware counsel with respect to matters of Delaware statutory trust law in rendering their opinion.

            C.	The representations and warranties of the
Acquired Fund contained herein shall be true and correct at and as of the Closing Date.

            D.	On the Closing Date, the Acquired Fund shall have
provided to the Acquiring Fund the amount of the capital loss carry-over, net operating loss, and net unrealized appreciation or depreciation, if any, with respect to the Acquired Fund as of the Closing Date.

            E.	A registration statement filed by the Acquiring
Fund solely under the Securities Act of 1933 on Form N-14 and containing the Combined Proxy Statement/Prospectus shall have become effective under that Act.

            F.	The Acquiring Fund shall have received an
opinion, dated the Closing Date, of Paul, Hastings, Janofsky &
Walker LLP, to the same effect as the opinion contemplated by
Section 11D of this Agreement.

      11.	The obligations of the Acquired Fund hereunder
shall be subject to the following conditions:

            A.	The shareholders of the Acquired Fund shall have
approved the transactions contemplated by this Agreement.

            B.	The Acquired Fund shall have received an opinion
from Paul, Hastings, Janofsky & Walker LLP, dated the Closing Date, to the effect that (i) the Acquiring Fund is a validly existing Massachusetts business trust under the laws of Massachusetts with full corporate powers to carry on its business as then being conducted and to enter into and perform this Agreement; (ii) all corporate action necessary to make this Agreement, according to its terms, valid, binding and enforceable upon the Acquiring Fund and to authorize effectively the transactions contemplated by this Agreement have been taken by the Acquiring Fund, and (iii) the Class AAA Shares of the Acquiring Fund to be issued hereunder are duly authorized and when issued will be validly issued, fully-paid and non-assessable. Such counsel shall be entitled to rely on the opinion of special Massachusetts counsel with respect to matters of Massachusetts business trust law in rendering their opinion.
C. The representations and warranties of the

Acquiring Fund contained herein shall be true and correct at and as of the Closing Date, and the Acquired Fund shall have been furnished with a certificate of the President, Secretary or Treasurer of the Acquiring Fund to that effect, dated the Closing Date.

            D.	The Acquired Fund shall have received an opinion
from Paul, Hastings, Janofsky & Walker LLP to the effect that, subject to the representations of the Acquired Fund herein, to be delivered on the Closing Date, for federal income tax purposes:

            (a)	The Acquired Fund's transfer of all of its assets
and liabilities, if any, to the Acquiring Fund solely in exchange for Class AAA Shares of the Acquiring Fund, followed by the Acquired Fund's distribution of Class AAA Shares of the Acquiring Fund to the Acquired Fund's shareholders as part of the liquidation of the Acquired Fund will qualify as a tax-free "reorganization" within the meaning of Section 368(a)(1)(C) of the Code. The Acquired Fund and the Acquiring Fund will each be "a party to a reorganization" within the meaning of
Section 368(b) of the Code;

            (b)	No gain or loss will be recognized by the
shareholders of the Acquired Fund upon the exchange of shares of the Acquired Fund for the Class AAA Shares of the Acquiring Fund
(Section 354(a) of the Code);

            (c)	The Acquired Fund will not recognize gain or loss
under the provisions of the Code upon the transfer of all of its assets and liabilities, if any, to the Acquiring Fund solely in exchange for Class AAA Shares of the Acquiring Fund (Sections 361(a) and 357(a) of the Code);

            (d)	The Acquiring Fund will not recognize gain or
loss upon its receipt of all of the Acquired Fund's assets and liabilities, if any, solely in exchange for Class AAA Shares of the Acquiring Fund (Section 1032(a) of the Code);

            (e)	The basis of the Class AAA Shares of the
Acquiring Fund received by the shareholders of the Acquired Fund will be the same as the basis in the shares of the Acquired Fund surrendered in exchange therefor (Section 358(a)(1) of the Code);

            (f)	The holding period of the Class AAA Shares of the
Acquiring Fund received in exchange for Acquired Fund shares by the shareholders of the Acquired Fund will include the period that the shareholders of the Acquired Fund held the Acquired
Fund shares surrendered in exchange therefor, provided that such Acquired Fund shares are held by the shareholders as capital assets on the date of the exchange (Section 1223(1) of the
Code);
            (g)	The tax basis of the Acquired Fund's assets
acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately prior to the transaction (Section 362(b) of the Code); and

            (h)	The holding period of the assets of the Acquired
Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund
(Section 1223(2) of the Code).

            E.	A registration statement filed by the Acquiring
Fund under the Securities Act of 1933 on Form N-14, containing the Combined Proxy Statement/Prospectus shall have become effective under that Act.

      12.	The Acquired Fund hereby represents and warrants
that:

            (a)	The Board of Trustees of the Acquired Fund shall
have authorized the execution of this Agreement;

            (b)	The financial statements of the Acquired Fund as
of March 31, 2008, heretofore furnished to the Acquiring Fund, present fairly the financial position, results of operations, changes in net assets, and total liabilities of the Acquired Fund as of that date, in conformity with accounting principles generally accepted in the United States of America applied on a basis consistent with the preceding year; and that from March 31, 2008, through the date hereof, there have not been, and through the Closing Date there will not be, any material adverse change in the business or financial condition of the Acquired Fund, it being agreed that a decrease in the size of the Acquired Fund due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material adverse change;

            (c)	The prospectus contained in the Acquired Fund's
registration statement under the Act and the Securities Act of 1933, dated August 1, 2008, as amended and supplemented, is true, correct and complete, conforms to the requirements of the Act and the Securities Act of 1933 and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Acquired Fund's registration statement, as amended, was, as of the date of the filing of the last post-effective amendment, true, correct and complete, conformed to the requirements of the Act and the Securities Act of 1933 and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (d)	There is no material contingent liability of the
Acquired Fund and no material legal, administrative, or other proceedings or investigations pending or, to the knowledge of the Acquired Fund, threatened against the Acquired Fund, not reflected in such prospectus;

            (e)	There are no material contracts outstanding to
which the Acquired Fund is a party other than those ordinary in the conduct of its business;

            (f)	The Acquired Fund is a validly existing Delaware
statutory trust;

            (g)	All federal and other tax returns and reports of
the Acquired Fund required by law to be filed have been filed, and all federal and other taxes shown as due on said returns and reports have been paid or provision shall have been made for the payment thereof and to the best of the knowledge of the Acquired Fund no such return is currently under audit and no assessment has been asserted with respect to such returns and to the extent such tax returns with respect to the taxable year of the Acquired Fund ended March 31, 2009, have not been filed, such returns will be filed when required and the amount of tax shown as due thereon shall be paid when due;

            (h)	The Acquired Fund has elected to be treated as a
regulated investment company beginning with its first taxable year and, for each fiscal year of its operations, the Acquired Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and the Acquired Fund intends to meet such requirements with respect to its current taxable year. The Acquired Fund is an investment company within the meaning of Section 368(a)(2)(F)(i) and (iii) of the Code and satisfies the diversification requirements of Section 368(a)(2)(F)(ii). Not more than 25 percent of the value of the Acquired Fund's total assets is invested in the stock and securities of any one issuer, the stock of two or more controlled issuers in the same or similar trades or businesses or related trades or businesses, or qualified publicly traded partnerships, and not more than 50 percent of the value of the Acquired Fund's total assets is invested in the stock and securities of five or fewer issuers;

            (i)	The Acquired Fund will transfer to the Acquiring
Fund assets representing at least 90 percent of the fair market value of the net assets and 70 percent of the gross assets held by the Acquired Fund immediately prior to the transaction. In calculating these percentages, all redemptions and distributions (other than distributions required pursuant to Section 22(e) of the Act or to enable the Acquired Fund to qualify as a regulated investment company) made by the Acquired Fund immediately prior to the transfer and which are part of the plan of reorganization will be considered as assets held by the Acquired Fund immediately prior to the transfer;

            (j)	To the knowledge of the Acquired Fund, there is
no plan or intention by the shareholders of the Acquired Fund who own five percent or more of the Fund's shares, and, to the best of the knowledge of management of the Acquired Fund, there is no plan or intention on the part of the remaining shareholders of the Acquired Fund to sell, exchange, or otherwise dispose of a number of Class AAA Shares of the Acquiring Fund received in the transaction that would reduce the Acquired Fund's shareholders' ownership of Class AAA Shares of the Acquiring Fund to a number of Class AAA Shares having a value as of the Closing Date of less than 50 percent of the value of all of the formerly outstanding stock of the Acquired Fund as of the Closing Date. There are no dissenters' rights in the transaction, and no cash will be exchanged for stock of the Acquired Fund in lieu of fractional Class AAA Shares of the Acquiring Fund. Shares of the Acquired Fund and Class AAA Shares of the Acquiring Fund held by a shareholder of the Acquired Fund and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation;

            (k)	The Acquired Fund will distribute the Class AAA
Shares of the Acquiring Fund and any other property it receives in this transaction, and its other properties, in pursuance of this Agreement;
            (l)	The Acquired Fund's liabilities assumed by the
Acquiring Fund and the liabilities to which the transferred assets of the Acquired Fund are subject were incurred in the ordinary course of its business;

            (m)	The Acquired Fund is not under the jurisdiction
of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code;

            (n)	As soon as practicable, but in no event later
than 12 months following the date that all of the assets are transferred to the Acquiring Fund, the Acquired Fund will be liquidated and dissolved under state law;

            (o)	The fair market value of the assets of the
Acquired Fund transferred to the Acquiring Fund will equal or exceed the sum of the liabilities assumed by the Acquiring Fund plus the amount of liabilities, if any, to which the transferred assets are subject;

            (p)	The sum of the liabilities of the Acquired Fund
to be assumed by the Acquiring Fund and the expenses of the transaction do not and will not exceed twenty percent of the fair market value of the assets of the Acquired Fund on the Valuation Date or the Closing Date;

            13.	The Acquiring Fund hereby represents and warrants
that:

            (a)	The Board of Trustees of the Acquiring Fund shall
have authorized the execution of this Agreement and the transactions contemplated hereby, and shall have furnished to the Acquired Fund copies of resolutions to that effect;

            (b)	The financial statements of the Acquiring Fund as
of September 30, 2008, heretofore furnished to the Acquired
Fund, present fairly the financial position, results of operations, and changes in net assets of the Acquiring Fund, as of that date, in conformity with accounting principles generally accepted in the United States of America applied on a basis consistent with the preceding year; and that from September 30, 2008, through the date hereof, there have not been, and through the Closing Date there will not be, any material adverse changes in the business or financial condition of the Acquiring Fund, it being understood that a decrease in the size of the Acquiring Fund due to a diminution in the value of its portfolio and/or redemption of its Class AAA Shares shall not be considered a material or adverse change;

            (c)	The prospectus contained in the Acquiring Fund's
registration statement under the Act and the Securities Act of 1933, dated January 28, 2008, as amended and supplemented, is true, correct and complete, conforms to the requirements of the Act and the Securities Act of 1933 and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Acquiring Fund's registration statement, as amended, was, as of the date of the filing of the last post-effective amendment, true, correct and complete, conformed to the requirements of the Act and the Securities Act of 1933 and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (d)	There is no material contingent liability of the
Acquiring Fund and no material, legal, administrative, or other proceedings or investigations pending or, to the knowledge of the Acquiring Fund, threatened against the Acquiring Fund, not reflected in such prospectus;

            (e)	There are no material contracts outstanding to
which the Acquiring Fund is a party other than those ordinary in the conduct of its business and there are no outstanding options or rights to acquire its Class AAA Shares;

            (f)	The Acquiring Fund is a validly existing
Massachusetts business trust; has all necessary and material federal, state and local authorizations to own all its properties and assets and to carry on its business as now being conducted; the Class AAA Shares of the Acquiring Fund which the Acquiring Fund issues to the Acquired Fund pursuant to this Agreement will be duly authorized, validly issued, fully-paid and non-assessable; will conform to the description thereof contained in the Acquiring Fund's registration statement, and will be duly registered under the Securities Act of 1933 and the states where registration is required; and the Acquiring Fund is duly registered under the Act and such registration has not been revoked or rescinded and is in full force and effect;

            (g)	All federal and other tax returns and reports of
the Acquiring Fund required by law to be filed have been filed, and all federal and other taxes shown due on said returns and reports have been paid or provision shall have been made for the payment thereof and to the best of the knowledge of the Acquiring Fund no such return is currently under audit and no assessment has been asserted with respect to such returns and to the extent such tax returns with respect to the taxable year of the Acquiring Fund ended September 30, 2008, have not been filed, such returns will be filed when required and the amount of tax shown as due thereon shall be paid when due;

            (h)	The Class AAA Shares of the Acquiring Fund
constitute voting stock for purposes of Sections 368(a)(1)(C) and 368(c) of the Code;

            (i)	The Acquiring Fund has elected to be treated as a
regulated investment company and, for each fiscal year of its operations, it has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and it intends to meet such requirements with respect to its current taxable year. The Acquiring Fund is an investment company that meets the requirements of a regulated investment company as defined in Section 368(a)(2)(F)(i) of the Code. Not more than 25 percent of the value of the Acquiring Fund's total assets is invested in the stock and securities of any one issuer, and not more than 50 percent of the value of the Acquiring Fund's total assets is invested in the stock and securities of five or fewer issuers;

            (j)	The Acquiring Fund has no plan or intention
(i) to sell or dispose of any of the assets transferred by the Acquired Fund, except for dispositions made in the ordinary course of business or dispositions necessary to maintain its status as a regulated investment company or (ii) to redeem or reacquire any of the shares issued by it, except in the ordinary course of business;

            (k)	After consummation of the transactions
contemplated by the Agreement, the Acquiring Fund will continue to operate its business in a substantially unchanged manner;

            (l)	Following the transaction, the Acquiring Fund
will continue the historic business of the Acquired Fund or use a significant portion of the Acquired Fund's historic business assets in a business; and

            (m)	The Acquiring Fund does not own, directly or
indirectly, nor has it owned during the past five years directly or indirectly, any Class AAA Shares of the Acquiring Fund.

      14.	Each party hereby represents to the other that no
broker or finder has been employed by it with respect to this Agreement or the transactions contemplated hereby. Each party also represents and warrants to the other that the information concerning it in the Combined Proxy Statement/Prospectus will not, as of its date, contain any untrue statement of a material fact or omit to state a fact necessary to make the statements concerning it therein not misleading and that the financial statements concerning it will present the information shown fairly in accordance with generally accepted accounting principles consistently applied. Each party also represents and warrants to the other that this Agreement is valid, binding and enforceable in accordance with the terms and that the execution, delivery and performance of this Agreement will not result in any violation of, or be in conflict with, any provision of any charter, by-laws, contract, agreement, judgment, decree or order to which it is subject or to which it is a party. The Acquiring Fund hereby represents to and covenants with the Acquired Fund that, if the reorganization becomes effective, the Acquiring
Fund will treat each shareholder of the Acquired Fund who received any of the Class AAA Shares of the Acquiring Fund as a result of the reorganization as having made the minimum initial purchase of Class AAA Shares of the Acquiring Fund received by such shareholder for the purpose of making additional investments in Class AAA Shares, regardless of the value of the Class AAA Shares of the Acquiring Fund received. Each party hereby further represents and warrants that:

            (a)	The fair market value of the Class AAA Shares of
the Acquiring Fund received by each shareholder of the Acquired
Fund will be approximately equal to the fair market value of the shares of the Acquired Fund surrendered in the exchange;

            (b)	Teton, the Acquiring Fund's investment adviser,
will (i) bear the expenses of the Acquired Fund's shareholder meeting with respect to the reorganization contemplated hereby, including legal, proxy and solicitation expenses, (ii) reimburse the Acquired Fund for its legal fees incurred from October 22, 2008, through November 28, 2008, up to a maximum of $10,000, with respect to the preparation of a letter agreement and retention of Teton as the interim investment adviser to the Acquired Fund, and (iii) bear any expenses payable by the Acquired Fund in connection with the Acquired Fund's current accounting, administration, transfer agency and/or custodian agreements triggered by the termination of any such agreements in connection with said reorganization; and

            (c)	There is no intercorporate indebtedness existing
between the Acquired Fund and the Acquiring Fund that was issued, acquired, or will be settled at a discount.

      15.	The Acquiring Fund agrees that it will prepare
and file a registration statement under the Securities Act of 1933 on Form N-14 and which shall contain the Combined Proxy Statement and Prospectus contemplated by Rule 145 under the
Securities Act of 1933.   Each party agrees that it will use its
best efforts to have such registration statement declared effective and to supply such information concerning itself for inclusion in the Combined Proxy Statement/Prospectus as may be necessary or desirable in this connection.

      16.	The obligations of the parties under this
Agreement shall be subject to the right of either party to abandon and terminate this Agreement without liability if the other party breaches any material provision of this Agreement or if any material legal, administrative or other proceeding shall be instituted or threatened between the date of this Agreement and the Closing Date (i) seeking to restrain or otherwise prohibit the transactions contemplated hereby and/or
(ii) asserting a material liability of either party not disclosed on the date hereof, which proceeding has not been terminated or the threat thereof removed prior to the Closing Date.

      17.	All prior or contemporaneous agreements and
representations (written or oral) are merged into this Agreement, which constitutes the entire contract between the parties hereto and may not be changed or terminated orally.

      18.	This Agreement may be amended, modified or
supplemented in writing at any time by mutual consent of the parties hereto, notwithstanding approval hereof by the shareholders of the Acquired Fund, provided that no such amendment shall have a material adverse effect on the interests of such shareholders without their further approval.

      19.	At any time prior to the Closing Date, the
parties may waive compliance with any of the provisions made for its benefit contained herein by executing a written acknowledgement of such waiver.

      20.	Except as specified in the next sentence set
forth in this paragraph 20, the representations, warranties or covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the reorganization. The covenants to be performed after the Closing Date shall survive the closing.

      21.	This Agreement shall be governed by and construed
in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.
            22.	Any notice, report, statement or demand required
or permitted by any provision of this Agreement shall be in writing and shall be delivered by personal delivery, commercial delivery service or registered or certified mail, return receipt requested, or sent by telefacsimile, and addressed as follows:



			To the Acquired Fund:
	The B.B. Funds
c/o Michael D. LeRoy, Chairman of
the Board
301 North Lake Avenue
Suite 920
Pasadena, California  91101
(626) 793-3631 (fax)

With a copy to:	Michael Glazer
Paul, Hastings, Janofsky & Walker LLP
515 South Flower Street
Los Angeles, California 90071
(213) 996-3207 (fax).


To the Acquiring Fund or Teton:
GAMCO Westwood Funds
         or
Teton Advisors, Inc.
Attention:  Jeffrey M. Farber
One Corporate Center
Rye, New York 10580
(914) 921-5384 (fax)

With a copy to:	Michael R. Rosella, Esq.
Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
(212) 319-4090

            23.	This Agreement may be executed in several
counterparts, each of which shall be deemed an original, but all taken together shall constitute one Agreement. The rights and obligations of each party pursuant to this Agreement shall, however, not be assignable.

[SIGNATURES APPEAR ON FOLLOWING PAGE]


IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and attested by its officers thereunto duly authorized on the date first set forth above.

THE B.B. FUNDS
on behalf of the B.B. Micro-Cap
Growth Fund
By:
Name:	M. David Cottrell
Title:	Treasurer

GAMCO WESTWOOD FUNDS
on behalf of the GAMCO Westwood
Mighty MitesSM Fund
By:
Name:	Bruce N. Alpert
Title:	President

TETON ADVISORS, INC.
(solely with respect to Section
14(b) hereof)
By:
Name:	Jeffrey M. Farber
Title:	Chief Financial Officer